SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2003

MAYOR’S JEWELERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9647	59-2290953

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14051 Northwest 14th Street
Sunrise, Florida 33323
(Address of Principal Executive Offices)

954-846-8000
(Registrant’s telephone number, including area code)

Item 8. Change in Fiscal Year.

The Board of Directors approved a change in fiscal year for Mayor’s from the Saturday closest to March 31 to the last Saturday in March, effective on July 22, 2003. Mayor’s will file a Form 10-Q for the period ended June 28, 2003 with the Securities and Exchange Commission in accordance with the filing requirements for such report.

Item 12. Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 12,   “Results of Operations and Financial Condition”:

On July 22, 2003, Mayor’s issued a press release announcing certain preliminary financial results for the first fiscal quarter ended June 28, 2003. A copy of the press release is furnished as Exhibit 99.1 to this report.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mayor’s Jewelers, Inc. (Registrant)

Date: July 29, 2003

Thomas A. Andruskovich President & Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release, dated July 22, 2003, issued by Mayor’s Jewelers, Inc.

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